Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements and related prospectuses of Ingles Markets, Incorporated listed below of our reports dated December 5, 2005, with respect to the consolidated financial statements and schedule of Ingles Markets, Incorporated, Ingles Markets, Incorporated management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Ingles Markets, Incorporated, included in this Annual Report (Form 10-K) for the year ended September 24, 2005:

(1) Registration Statement (Form S-8 No. 33-52103) pertaining to the Ingles Markets, Incorporated Investment/Profit Sharing Plan and in the related Prospectus,

(2) Registration Statement (Form S-8 No. 333-88310) pertaining to the Ingles Markets, Incorporated Amended and Restated 1997 Nonqualified Stock Option Plan and in the related Prospectus, and

(3) Registration Statement (Form S-8 No. 333-74459) pertaining to the Ingles Markets, Incorporated Investment/Profit Sharing Plan and in the related Prospectus.

/s/    Ernst & Young LLP

Greenville, South Carolina

December 5, 2005